SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021 (February 3, 2021)

CURIOSITYSTREAM INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-39139	84-1797523
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

8484 Georgia Ave., Suite 700

Silver Spring, Maryland

(Address of principal executive offices)

20910

 (Zip code)

(301) 755-2050

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	CURI	NASDAQ
Warrants, each exercisable for one share of Common stock at an exercise price of $11.50 per share	CURIW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2021, CuriosityStream Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., as representative of the several underwriters listed therein (the “Underwriters”), in connection with the Company’s public offering (the “Offering”) of 6,500,000 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), plus up to 975,000 shares of Common Stock pursuant to an over-allotment option to purchase additional shares, at a public offering price of $13.50 per share. The Underwriters exercised their over-allotment option to purchase additional shares in full on February 5, 2021. The Offering closed on February 8, 2021. The net proceeds to the Company from the Offering are approximately $93.4 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Offering was made pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-252617) filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2021 and declared effective by the SEC on February 3, 2021, preliminary prospectus dated February 1, 2021 and final prospectus dated February 3, 2021 and filed with the SEC on February 5, 2021 (together with the preliminary prospectus, the “Prospectus”).

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

As more fully described under the caption “Underwriting” in the Prospectus, some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 which is incorporated herein by reference.

Item 8.01 Other Events

On February 3, 2021, the Company issued a press release announcing the pricing of the offering and on February 8, 2021, the Company issued a press release announcing the exercise of the Underwriters’ over-allotment option to purchase additional shares and the closing of the Offering, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated February 3, 2021
99.1	Pricing Press Release dated February 3, 2021
99.2	Closing Press Release dated February 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIOSITYSTREAM INC.
(Registrant)

/s/ Tia Cudahy
Tia Cudahy
Chief Operating Officer and General Counsel

February 8, 2021

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